Exhibit 10.13
FIFTH AMENDMENT TO
THE BANK OF AMERICA DEFERRED COMPENSATION PLAN
(As Amended and Restated January 1, 2015)

Instrument of Amendment

THIS INSTRUMENT is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).

Statement of Purpose

The Company sponsors The Bank of America Deferred Compensation Plan (f/k/a the Bank of America 401(k) Restoration Plan) (the “Plan) for its eligible employees and eligible employees of its affiliated companies that participate in the Plan. The provisions of the Plan are currently set forth in an Instrument of the Company dated December 5, 2014, which amended and restated the Plan effective as of January 1, 2015, and subsequently amended by the First Amendment, dated December 17, 2015, by the Second Amendment, dated December 15, 2016, by the Third Amendment, dated December 13, 2019, and by the Fourth Amendment, dated December 11, 2020. In Section 4.1 of the Plan, the Company reserved the right to amend the Plan in whole or in part.

By this Instrument, the Company is amending the Plan by modifying the beneficiary language in the event of a divorce or legal separation and clarify claims adjudication jurisdiction.

NOW, THEREFORE, the Company hereby amends the Plan as follows, to be effective as of the dates set forth herein:

1.Effective January 1, 2025, Section 1.12 of the Plan is hereby amended in its entirety as follows:

“1.12 Beneficiary
The affirmatively designated “Beneficiary” of a Participant under the Bank 401(k) Plan unless the Participant affirmatively designates a different Beneficiary for purposes of the Restoration Plan in accordance with such procedures as the Global Human Resources Group may establish from time to time. If there is no affirmative Beneficiary designation in effect under either the Bank 401(k) Plan or the Restoration Plan at the time of a Participant’s death, or if the designated Beneficiary fails to survive the Participant, the Beneficiary shall be the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s estate.

Notwithstanding any contrary provision of this Section and except as may be required by a Qualified Domestic Relations Order, in accordance with procedures established by the Committee, a Participant’s Spouse shall automatically cease to be the Participant’s Beneficiary and any designation under this Section of a Participant’s Spouse as Beneficiary will be revoked automatically in the event of

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the Participant’s legal separation or divorce (or the Spouse ceases to the Participant’s Spouse under applicable law for any reason other than the Participant’s death), if the Participant’s then designated Beneficiary is the Participant’s former Spouse. For the avoidance of doubt, if such designation is automatically revoked pursuant to the foregoing sentence, and a Participant previously designated a non- spouse Beneficiary, the Participant’s prior Beneficiary designation shall automatically become effective again upon divorce/legal separation unless or until the Participant affirmatively revokes such designation and/or selects another designated Beneficiary. Further, any prior beneficiary designation shall be automatically revoked upon the Participant’s marriage (and shall stay revoked for so long as the marriage continues), if the Participant’s then-designated Beneficiary is not the Participant’s then-current Spouse.”

2.Effective January 1, 2025, Section 5.5 of the Plan is hereby amended in its entirety as follows:

“The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable and, to the extent such laws are not applicable, by the laws of the State of North Carolina. For any claim that proceeds to a judicial forum arising out of or related to the Plan, such claim shall be adjudicated in the federal courts for the Western District of North Carolina or, in the event there is no federal jurisdiction, in the courts of the State of North Carolina located in Mecklenburg County.”

3.Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

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IN WITNESS WHEREOF, the Company, on behalf of all its affiliated companies that participate in the Plan, has caused this Instrument to be duly executed on the 17th day of December, 2024.

BANK OF AMERICA CORPORATION

By: /s/ Christopher J. Fabro

Christopher J. Fabro
Global Compensation, Benefits, and Corporate Travel Executive

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